UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2006

Titanium Metals Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28538	13-5630895
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Broadway, Ste 4300, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-296-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of new director, except by a vote of security holders at an annual meeting or special meeting convened for such purpose.

The Board of Directors of Titanium Metals Corporation ("TIMET") appointed Lt. General Thomas P. Stafford, USAF (Ret.), to the TIMET Board of Directors effective January 11, 2006. There is no arrangement or understanding between Gen. Stafford and any other person pursuant to which he was selected as a director of TIMET. Gen. Stafford was also appointed to serve on TIMET’s Audit Committee and its Management Development and Compensation Committee. Since the beginning of TIMET’s last fiscal year, there exists no transaction or series of similar transactions to which TIMET or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Gen. Stafford had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

The registrant hereby files the information set forth in its press release issued on January 11, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation

January 12, 2006	By:	Joan H. Prusse

Name: Joan H. Prusse
Title: V.P., General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1 (c)	Press Release dated January 11, 2006, issued by the registrant.